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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 14, 2006

U. S. Precious Metals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Glory Lane, Sussex, New Jersey	07461
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 875-7647

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (11-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

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Item 8.01

Other Events.

On February 14, 2006, U. S. Precious Metals, Inc.(the "Company") issued a press release announcing that its exploration activities in Michoacan, Mexico resulted in the discovery of what is estimated to be significant gold mineralization on its wholly-owned 3803 hectare La Sabila project.

The discovery has been categorized into three different zones of estimated significant mineralization, the Main zone, the North zone and the Cuendao zone. The Main zone is expected to be the largest, with estimates indicating that it contains 3 million tonnes of mineralized material grading 3.0 g/t gold, 20 g/t silver, and 0.5% copper to a depth of 150 meters.

The Company also announced that it had had acquired an option on the 300 hectare Tajitos project in Sonora, Mexico, and that it will continue “to selectively pursue mineral properties throughout Mexico”.

The Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(c) Exhibits.

99.1

U.S. Precious Metals, Inc. February 14, 2006 Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

U.S. Precious Metals, Inc.

(Registrant)

/s/ Jack Wagenti

_______________________________

Secretary and Treasurer

Date:  February 15, 2006